UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2021

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 2, 2021, the Board of Directors (the “Board”) of Evelo Biosciences, Inc. (the “Company”) appointed Iain B. McInnes, Ph.D., as a Class I director on the Board, effective immediately, to serve until the Company’s annual meeting of stockholders to be held in 2022 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Dr. McInnes also was appointed the chair of the Scientific and Technology Committee (the “Scientific Committee”) of the Board.

Since October 2020, Dr. McInnes has served as Vice Principal and Head of the College of Medical, Veterinary and Life Sciences at the University of Glasgow. From 2010 to October 2020, Dr. McInnes was Director of Institute of Infection, Immunity & Inflammation at the University of Glasgow. Prior to 2010, Dr. McInnes held various academic posts. In addition, Dr. McInnes is the immediate Past President of the European Alliance of Associations for Rheumatology (EULAR), a Fellow of the Royal Society of Edinburgh, a Fellow of the Academy of Medical Sciences, and currently serves as the Chair of the Steering Committee for the Cytokine Signaling Forum. Dr. McInnes was awarded a Commander of the Most Excellent Order of the British Empire (CBE) for services to medicine by Her Majesty the Queen in 2019. Dr. McInnes received a B.Sc. (Immunology) with First Class Honors, a M.B.Ch.B. with Honors, and a Ph.D., in each case from the University of Glasgow.

Dr. McInnes is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for (i) an annual retainer of $40,000 and an initial equity-based award of options to purchase 35,000 shares of the Company’s common stock (the “Initial Award”) for his service on the Board and (ii) an annual retainer of $8,000 for his service as the chair of the Scientific Committee. The Initial Award has an exercise price equal to $11.26 per share, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in substantially equal monthly installments over three years following the grant date, subject to Dr. McInnes’s continued service on the Board through each such vesting date. Dr. McInnes has entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: September 7, 2021	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary